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                                                                     EXHIBIT (i)

December 28, 2000
MainStay Institutional Funds Inc.
51 Madison Avenue
New York, NY 10010


Re: Mainstay Institutional Funds Inc.


Dear Ladies and Gentlemen:



         This opinion is given in connection with the filing by MainStay Institutional Funds Inc. (the "Corporation"), a Maryland corporation, of a post-effective amendment to the Corporation's Registration Statement on Form N-1A ("Registration Statement") under the Securities Act of 1933, as amended, and under the Investment Company Act of 1940, as amended, relating to the offer and sale of up to one billion authorized shares of common stock of each of Mid Cap Core Fund, Core Bond Plus Fund and Tax Free Bond Fund, each a series of the Corporation (the "Funds"). The authorized shares of common stock of the Funds are hereinafter referred to as "Shares."

         We have examined such records, certificates, documents and statutes that we have deemed relevant to enable us to give this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us, and the correctness of all statements of fact contained in those documents.

Based on such examination, we are of the opinion that the Shares to be offered for sale by the Corporation pursuant to the Registration Statement will have been duly authorized and, when issued, sold and paid for in the manner contemplated by the Registration Statement and in accordance with the requirements of applicable federal and state law, will be legally issued, fully paid and non assessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

         This letter expresses our opinion as to the Maryland corporate law governing matters such as the authorization and issuance of the Shares, but does not extend to the securities or "Blue Sky" laws of the State of Maryland or to federal securities or other laws.
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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement filed with the Commission in connection with the continuous offering of the Shares, as indicated above, and to references to our firm, as counsel to Corporation, in the Funds' Prospectus and Statement of Additional Information to be dated as of the effective date of the Registration Statement and in any revised or amended versions thereof, until such time as we revoke such consent.

                                  Very truly yours,



                                  /s/ Dechert


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